Exhibit 99.1

March 5, 2012
Special Committee of the Board of Directors
Spectrum Group International, Inc.
1063 McGaw Avenue
Irvine, CA 92614
Member of the Special Committee of the Board of Directors:
Roth Capital Partners, LLC (“Roth”) understands that Spectrum Group International, Inc., a Delaware corporation (“Purchaser”), Afinsa Bienes Tangibles, S.A. En Liquidación, a Spanish Corporation (“Afinsa”) and Auctentia, S.L., a Spanish Corporation (“Auctentia” and together with Afinsa, the “Selling Stockholders”) intend to enter into a Securities Purchase Agreement (the “Agreement”) pursuant to which Purchaser will purchase 271,514 shares of common stock, par value $0.01, of Purchaser (“Purchaser Common Stock”) held by Afinsa (“Afinsa Securities”), 18,370,553 shares of Purchaser Common Stock held by Auctentia (“Auctentia Securities”) and all shares of common stock, par value $0.01 of Spectrum PMI, Inc. (“Spectrum PMI”) held by Auctentia, representing a 20.0% interest in Spectrum PMI, (“Spectrum PMI Securities”, and together with the Afinsa Securities and Auctentia Securities, collectively the “Acquired Securities”) for $58,250,000 (the “Purchase Price”) in cash by wire transfer of immediately available funds (the “Transaction”).
You have asked us to render our opinion with respect to the fairness, from a financial point of view, to Purchaser of the Purchase Price paid to Selling Stockholders for the Acquired Securities.
For purposes of the opinion set forth herein, we have, among other things, reviewed a draft of the Agreement received by us on March 2, 2012 and also:

(i)	reviewed certain publicly available business and financial information of Purchaser that we believe to be relevant to our inquiry;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning Purchaser;

(iii)	reviewed certain financial forecasts relating to Purchaser prepared by the management of Purchaser (the “Purchaser Forecasts”);

(iv)	discussed the past and current operations, financial condition and prospects of Purchaser with management of Purchaser;

(v)	reviewed the reported prices and trading activity for Purchaser Common Stock;

(vi)	compared the financial performance of Purchaser and the prices and trading activity of Purchaser Common Stock, with that of certain publicly traded companies we deemed relevant;

(vii)	reviewed certain publicly announced transactions involving acquisition targets we deemed relevant; and

(viii)	performed such other analyses and considered such other factors as we have deemed appropriate.

roth capital partners, llc
888 SAN CLEMENTE DRIVE, NEWPORT BEACH, CA 92660 | 800.678.9147 | www.roth.com | Member SIPC/FINRA

We have also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which we deemed relevant.
In conducting our review and arriving at our opinion, with your consent, we have not independently verified any of the foregoing information and we have assumed and relied upon such information being accurate and complete in all material respects, and we have further relied upon the assurances of management of Purchaser that they are not aware of any facts that would make any of the information reviewed by us inaccurate, incomplete or misleading in any material respect. With respect to the Purchaser Forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Purchaser as to the future financial performance of Purchaser. We have not been engaged to assess the achievability of any projections or the assumptions on which they were based, and we express no view or opinion as to such projections or assumptions. In addition, we have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, of Purchaser, nor have we been furnished with any such valuation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the assets, properties or facilities of Purchaser. Furthermore, we have assumed, with your consent, that the Agreement has been negotiated on an arms-length basis and have assumed all terms of the Agreement other than the Purchase Price of the Acquired Securities are fair to Purchaser.
We also have assumed, with your consent, that the Transaction will be consummated in accordance with the terms set forth in the Agreement and in compliance with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations and ordinances, that the representations and warranties of each party in the Agreement are true and correct, that each party will perform on a timely basis all covenants and agreements required to be performed by it under such agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have further assumed that the Agreement when signed will conform to the draft Agreement provided to us on March 2, 2012 in all respects material to our analysis, and that the Transaction will be consummated in all material respects as described in the draft Agreement provided to us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have an adverse effect on Purchaser or on the contemplated benefits of the Transaction.
Our opinion addresses only the fairness, from a financial point of view, to Purchaser of the Purchase Price to be paid to Selling Stockholders, and our opinion does not in any manner address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the nature and terms of any third party financing necessary to complete the Transaction (including any rights offering). Our opinion also does not address the relative merits of the Transaction as compared to any alternative business strategies that might exist for Purchaser, the underlying business decision of Purchaser to proceed with the Transaction, or the effects of any other transaction in which Purchaser might engage. The issuance of this opinion was approved by an authorized internal committee. Our opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to us on, the date hereof. We express no opinion as to the underlying valuation, future performance or long-term viability of Purchaser. Further, we express no opinion as to the prices at which shares of Purchaser Common Stock will trade at any time. It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.
We will receive a fee upon the rendering of our opinion. Our opinion fee is not contingent upon the consummation of the Transaction or the conclusions reached in our opinion. Purchaser has also agreed roth capital partners, llc
888 SAN CLEMENTE DRIVE, NEWPORT BEACH, CA 92660 | 800.678.9147 | www.roth.com | Member SIPC/FINRA

to indemnify us for certain liabilities and reimburse us for certain expenses in connection with our engagement.
Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We and our affiliates have in the past provided and may in the future provide investment banking and other financial services to Purchaser for which we and our affiliates have received and would expect to receive compensation, including providing Purchaser with general financial advisory services. We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and for the accounts of customers, equity, debt and other securities and financial instruments of Purchaser, and, accordingly, may at any time hold a long or a short position in such securities.
It is understood that this letter is solely for the information of the Special Committee of the Board of Directors of Purchaser in connection with its consideration of the Transaction and does not constitute advice or a recommendation to any stockholder as to how such stockholder should act on any matter relating to the Transaction (including with respect to any rights offering or other third party financing necessary to complete the Transaction). This opinion may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except as set for in our engagement letter with the Company dated February 26, 2012. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.
On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that the Purchase Price to be paid by Purchaser to Selling Shareholders for the Acquired Securities is fair to Purchaser, from a financial point of view.
Very truly yours,
/s/ Roth Capital Partners, LLC
Roth Capital Partners, LLC

roth capital partners, llc
888 SAN CLEMENTE DRIVE, NEWPORT BEACH, CA 92660 | 800.678.9147 | www.roth.com | Member SIPC/FINRA